UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Ave. Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

EAGLE Golf

As previously reported in our current report on Form 8-K filed on October 31, 2008, we entered into an Omnibus Lease Resolution Agreement (the “Agreement”) with our tenant, EAGLE Golf, its parent, Premier Golf Management, Inc. (“PGMI”) and certain other parties discussing resolution of certain lease defaults by EAGLE Golf due to working capital shortages. As of March 31, 2009, we further amended the terms of the Agreement and of 43 of our leases with EAGLE Golf to initially reduce base rents under those agreements.

Under the lease amendments, base rent will increase as property-level gross revenues increase. These amended lease terms allow us to potentially recapture the original EAGLE Golf lease rates when market and operating conditions improve. Additionally, we are deferring rent for the first six months of 2009 and reducing rent for the remainder of the year to allow the tenant to build up working capital. Such deferred amounts are scheduled to be paid in the last ten years of the lease term beginning in 2019. The amended leases have a 20-year initial term with four five-year extensions at the option of the tenant. We have the right to terminate certain of the amended leases at will and others if EAGLE Golf does not meet certain operating thresholds during the lease term. The amended Agreement provides for the release of PGMI and EAGLE Golf’s obligations pursuant to the stock pledge agreement and lease guarantees once certain performance tests are met.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include our tenants’ inability to obtain sufficient working capital or revenues to continue to operate during the current economic downturn. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2009	CNL LIFESTYLE PROPERTIES, INC.

/s/ Tammie A. Quinlan
	Name:	Tammie A. Quinlan
	Title:	Chief Financial Officer and Executive Vice President

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